UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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LADISH CO., INC
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LADISH CO., INC.
5481 South Packard Avenue
Cudahy, Wisconsin 53110

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS

To Stockholders:

        An Annual Meeting of Stockholders of Ladish Co., Inc., a Wisconsin corporation (the “Company”), will be held in the Creole Meeting Room of the Wyndham Milwaukee Airport and Convention Center located at 4747 South Howell Avenue, Milwaukee, Wisconsin on Thursday, May 8, 2008 at 9:00 a.m. Central Daylight Time, for the following purposes:

(1) To elect six (6) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

    (2)       To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent registered public accounting firm of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2008.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only Stockholders of record at the close of business on March 31, 2008 will be entitled to notice of and to vote at the 2008 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

        A Proxy Statement and proxy card accompany this Notice of Annual Meeting of Stockholders.

/s/ Wayne E. Larsen Wayne E. Larsen Secretary

Cudahy, Wisconsin
April 1, 2008

LADISH CO., INC.
5481 South Packard Avenue
Cudahy, Wisconsin 53110

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 8, 2008

        This Proxy Statement is furnished to the stockholders of Ladish Co., Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Milwaukee Airport and Convention Center, Creole Meeting Room, 4747 South Howell Avenue, Milwaukee, Wisconsin on Thursday, May 8, 2008 at 9:00 a.m., Central Daylight Time (the “2008 Annual Meeting”), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 10, 2008.

RIGHT TO REVOKE PROXY

        Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 2008 Annual Meeting, by executing a proxy bearing a later date or by attending the 2008 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 2008 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

        (1)     FOR the election of the six (6) nominees listed under “Election of Directors” as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

        (2)     To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent registered public accounting firm of Grant Thornton LLP as the independent auditors of the Company for 2008; and

        (3)     At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 2008 Annual Meeting or any adjournment thereof.

BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

        The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2008 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 2008 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specifically engage any persons to solicit proxies.

VOTING SECURITIES AND STOCKHOLDERS

        The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 2008 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as the close of business on March 31, 2008. At that date, there were outstanding and entitled to vote 14,559,467 shares of Common Stock.

        The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2008 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

        The proxy card provides space for a stockholder to withhold voting for any nominee for the Board of Directors or to abstain from voting for any other proposal if the stockholder chooses to do so. Under Wisconsin law, directors are elected by a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

        As of April 1, 2008, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, except as shown in the following table:

Name & Address of Beneficial Owner	No. of Shares Beneficially Owned	Percent of Class
Keeley Asset Management Corp.	970,000	6.66%
401 S. LaSalle Street, Suite 1201
Chicago, Illinois 60605
Copper Rock Capital Partners LLC	912,613	6.27%
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Waddell & Reed Financial, Inc.	834,300	5.74%
6300 Lamar Avenue
Overland Park, Kansas 66202

(1)     Information regarding the above stockholders and their beneficial ownership of the Company’s shares was obtained from the Schedule 13G of Copper Rock Capital Partners LLC dated February 7, 2008; the Schedule 13G of Keeley Asset Management Corp. dated January 31, 2008; and the Schedule 13G of Waddell & Reed Financial, Inc. dated February 1, 2008.

        The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the executive officers named below in the Summary Compensation Table and by all directors, nominees and executive officers as a group, based upon information supplied by them:

Name	Number of Shares Beneficially Owned At March 31, 2008	Percent Of Class
Lawrence W. Bianchi	0	*
James C. Hill	500	*
Leon A. Kranz	0	*
Wayne E. Larsen	2,300	*
J. Robert Peart	0	*
John W. Splude	0	*
Lawrence C. Hammond	0	*
Randy B. Turner	0	*
Gary J. Vroman	0	*
Kerry L. Woody	300	*
Directors and Executive Officers as a Group (13 persons)	3,100	*

* Less than one percent (1%)

3

ITEM 1 – ELECTION OF DIRECTORS

        At the 2008 Annual Meeting, six (6) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company’s proxy to vote for the election of each of the nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

        The Board of Directors recommends you vote FOR the election of each of the six (6) nominees to the Board of Directors set forth below.

Nominees

Lawrence W. Bianchi, 66. Director since 1998. In 1993, Mr. Bianchi retired as the Managing Partner of the Milwaukee, Wisconsin office of KPMG LLP. From 1994 to 1998, Mr. Bianchi served as CFO of the law firm of Foley &Lardner LLP. Mr. Bianchi's principal occupation is investments.

James C. Hill, 59. Director since 2003. Mr. Hill was Chairman and Chief Executive Officer of Vision Metals, Inc., a steel tubing producer, from 1997 to 2001. Prior to that period he was Corporate Vice President of Quanex Corporation, a NYSE public company and President of its Tube Group from 1983 to 1997.

Leon A. Kranz, 68. Director since 2001. Mr. Kranz was formerly President and Chief Executive Officer of Weber Metals, Inc., a Paramount, California based metals processor, a position he held for over ten years.

J. Robert Peart, 45. Director since 2003. Mr. Peart is Managing Director for Guggenheim Aviation Partners, LLC, a private investment concern since 2004. Prior to that period, he was Managing Director of Residco, a transportation investment banking concern.

John W. Splude, 62. Director since 2004. Mr. Splude is Chairman and Chief Executive Officer of HK Systems, Inc., an automated material handling and logistics software provider, a position he has held for over ten years. He is also a Director of Gehl Company, Superior Die Cast and Ministry Health Care. He is also a regent of Milwaukee School of Engineering and serves on the Advisory Board of U.S. Bank-Wisconsin.

Kerry L. Woody, 56. Director since 1997. Mr. Woody has been President of the Company since 1995 and Chief Executive Officer since 1998. Previously he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. Mr. Woody is also a regent of the Milwaukee School of Engineering.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

        The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on our corporate affairs as their duties require. During the fiscal year ended December 31, 2007, the Board of Directors held four (4) meetings. All of our directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 2007. All Board members are encouraged to attend the Annual Meeting and all Board members attended the 2007 Annual Meeting of Stockholders. All Directors, except for Mr. Woody, are considered independent by Nasdaq listing standards. During the fiscal year ended December 31, 2007, there were three standing committees, those being an Audit Committee, an Independent/Nominating Committee and a Compensation Committee.

AUDIT COMMITTEE

        For the year ending December 31, 2007, the members of the Audit Committee were Chairman Lawrence W. Bianchi, J. Robert Peart and John W. Splude. Each member of the Audit Committee is “independent” according to the definition of independence contained in Rule 4200(a)(15) of the Nasdaq listing standards. The Board of Directors has designated Mr. Bianchi, an independent director, as the Audit Committee “financial expert,” as defined in Item 407(d) of Regulation S-K. The Audit Committee is established in accordance with section 3(a)(58) (A) of the Exchange Act. The Audit Committee is responsible for annually selecting an independent registered public accounting firm to serve as our auditors, to meet with and review reports of our auditors and approve the fees payable to them. The independence of the independent registered public accounting firm auditing our financial statements is one of the factors evaluated by the Audit Committee when recommending auditors. During fiscal years 2006 and 2007, our auditors were KPMG LLP and Grant Thornton LLP, respectively. The Audit Committee Charter provides that the Audit Committee must approve the fees to be paid to the independent auditor for outside auditing services and pre-approve the use of the independent auditor for any other service. All services provided by KPMG LLP in 2006 and Grant Thornton LLP in 2007 were authorized by the Audit Committee in accordance with the Audit Committee Charter. Services provided in 2006 by KPMG LLP and Grant Thornton LLP in 2007 resulted in fees of:

	Audit-Related Fees(1)	Tax Fees	All Other Fees
2006	$420,000	$0	$0
2007	$260,000	$0	$0

(1)	The 2006 and 2007 fees were for integrated audits which included a review of Internal Controls over Financial Reporting.

The Audit Committee assessed the level of non-audit services in determining that our auditors, Grant Thornton LLP, to be independent. Following conclusion of the 2007 audit by Grant Thornton LLP, the Audit Committee confirms that:

•	the Audit Committee has reviewed and discussed the audited financial statements with management;

•	the Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by SAS 61, as amended (AICPA, professional standards, Vol. 1., AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Statement No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Grant Thornton LLP the independence of Grant Thornton LLP; and

•	the Audit Committee recommended, based on the reviews and discussions described above, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K.

        In 2006, the Audit Committee asked a number of independent registered public accounting firms to submit proposals for performing an integrated audit of our financial statements and its internal controls over financial reporting for the 2007 fiscal year. After reviewing the proposals, the firms’ qualifications and recommendations, the economics of each proposal and interviewing the prospective candidates, the Audit Committee recommended the independent registered public accounting firm Grant Thornton LLP be approved by the Board of Directors as the independent registered public accounting firm for 2007. On March 16, 2007, we filed a Form 8-K with the United States Securities and Exchange Commission announcing our intention to change our certifying accountant from KPMG LLP to Grant Thornton LLP. Prior to the change in certifying accountant, the Company did not have any unresolved disagreements with KPMG LLP.

        The Audit Committee Charter was reviewed by the Audit Committee in 2007 and no changes were made. The Charter was filed as an Exhibit to the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders. We have made the Charter available on the Company’s website, www.ladishco.com. In addition, the Audit Committee provides oversight to our total financial status as well as assisting us with assessments of pension-asset performance and investment criteria. The Audit Committee met five (5) times in 2007 for all of the above purposes.

By the Audit Committee
Lawrence W. Bianchi, J. Robert Peart and John W. Splude

INDEPENDENT/NOMINATING COMMITTEE

        Our Independent/Nominating Committee was established in 2004. The Independent/ Nominating Committee is made up of directors who are not part of our management. For 2007, the Independent/Nominating Committee consisted of Lawrence W. Bianchi, James C. Hill, Leon A. Kranz, J. Robert Peart and John W. Splude, all of whom are considered to be independent by Nasdaq listing standards. Among other duties, the Independent/Nominating Committee is responsible for nominating the slate of directors to be considered for election at our annual meeting of stockholders. The Independent/Nominating Committee met once in 2007. The Independent/Nominating Committee has adopted a Charter which was filed as an Exhibit to the Proxy Statement for the 2004 Annual Meeting of Stockholders. We have also made the Charter available on the Company’s website, www.ladishco.com. Pursuant to the terms of the Independent/Nominating Committee Charter, the Independent/Nominating Committee will evaluate all prospective director nominees including all those nominated by our stockholders. Stockholders who wish to submit a nominee for director should direct that request to our President or Secretary who will forward the same to the Independent/Nominating Committee. In 2007, the Independent/Nominating Committee did not receive any director nominees from our stockholders. The Independent/Nominating Committee does not apply a prescribed set of qualifications when assessing a nominee, rather the Independent/Nominating Committee evaluates and makes appropriate inquiries into the backgrounds and qualifications of all nominees for director.

        In identifying and evaluating nominees for director, the Independent/Nominating Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Independent/Nominating Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Independent/Nominating Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. In addition, the Board and the Independent/Nominating Committee believe that the following specific qualities and skills are necessary for all directors to possess:

•	A director must display high personal and professional ethics, integrity and values.

•	A director must have the ability to exercise sound business judgment.

•	A director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	A director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	A director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	A director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one independent director must have the requisite experience and expertise to be designated as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission, and have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, as required by the rules of NASDAQ.

•	One or more of the directors generally must be active or former executive officers of public or private companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors must be selected so that the Board is a diverse body.

By the Independent/Nominating Committee
Lawrence W. Bianchi, James C. Hill, Leon A. Kranz, J. Robert Peart and John W. Splude

COMPENSATION COMMITTEE

        The members of the Compensation Committee for the year ending December 31, 2007 were Chairman Leon A. Kranz, James C. Hill and John W. Splude. The Compensation Committee is responsible for (i) setting the overall policy of our executive compensation program; (ii) establishing the base salary level for the executive officers; (iii) reviewing and approving the annual incentive program for our executives; and (iv) acting as the administrator of our 1996 Stock Option Program and the 2006 Long-Term Incentive Plan. The Compensation Committee met twice in 2007. Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to our success in meeting specified performance goals. The primary criteria used by the Compensation Committee in assessing the performance of the Chief Executive Officer are our results as measured by earnings before interest, taxes, depreciation and amortization (“EBITDA”), our success in generating cash and our strategic direction. By monitoring these areas, the Compensation Committee determines whether the Chief Executive Officer is achieving their expectations. In addition, the Compensation Committee also assesses the accomplishments of the Chief Executive Officer and the other executive officers with respect to activities such as acquisitions, divestitures and the raising of capital for the business.

        The Compensation Committee regularly reports its actions and recommendations to the full Board of Directors. The Compensation Committee Charter was adopted in February 1999. We have made the Charter available on the Company’s website, www.ladishco.com. In 2007, none of the actions or recommendations of the Compensation Committee were modified or rejected by the Board of Directors.

By the Compensation Committee
James C. Hill, Leon A. Kranz and John W. Splude

COMPENSATION OF DIRECTORS

        Non-employee directors receive an annual fee of forty thousand dollars ($40,000.00) which is payable quarterly. Non-employee directors also receive a fee of one thousand dollars ($1,000.00) for each Board meeting personally attended. Chairmen of the Audit Committee and the Compensation Committee receive an additional annual fee of four thousand dollars ($4,000.00). We reimburse all directors for expenses associated with attending Board meetings and Board Committee meetings.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lawrence W. Bianchi	$48,000	$0	$0	$0	$0	$0	$48,000

James C. Hill	$44,000	$0	$0	$0	$0	$0	$44,000

Leon A. Kranz	$48,000	$0	$0	$0	$0	$0	$48,000

J. Robert Peart	$44,000	$0	$0	$0	$0	$0	$44,000

John W. Splude	$44,000	$0	$0	$0	$0	$0	$44,000

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Executive Compensation Philosophy

        We recognize the importance of maintaining sound principles for the development and administration of our executive compensation and benefit programs. Specifically, our executive compensation and benefit programs are designed to advance the following core principles:

•	We strive to compensate our executives at competitive levels to ensure we attract and retain key management employees.

•	We provide our executives with the opportunity to earn reasonable pay for targeted performance.

•	We link our executives’ compensation, particularly annual cash bonuses, to established performance goals.

        We believe that a disciplined focus on these core principles will benefit us, and ultimately our shareholders in the long term by ensuring that we can attract and retain highly qualified executives who are committed to our long-term success.

Role of Our Compensation Committee

        Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies, including our Executive Officer Incentive Plan, the Stock Option Program and the Long-Term Incentive Plan. Our Compensation Committee is appointed by the Board, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is comprised of Leon A. Kranz, John W. Splude and James C. Hill, and is chaired by Mr. Kranz.

        Our Compensation Committee reviews and makes recommendations to the Board to ensure that our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines and, subject to the approval of the Board, is responsible for establishing the executive compensation packages offered to our named executive officers. Our executive’s base salary, target annual bonus levels and target annual long-term incentive award values are set at competitive levels, with the opportunity to earn reasonable pay for targeted performance as measured against our peer group of companies.

        Our Compensation Committee has taken the following steps to ensure our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines:

•	Periodically utilized studies and surveys of Watson Wyatt and Hewitt Associates to assess the competitiveness of our overall executive compensation and benefits program, and provide a high level review of our Executive Officer Incentive Plan, the Stock Option Program and the Long-Term Incentive Plan;

•	Aligned executive compensation structures based on targeting a competitive level of pay as measured against similarly situated companies;

•	Maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our CEO independent of input from him;

•	Reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our CEO and determined proper total compensation based on competitive levels as measured against similarly situated companies; and

•	Maintained the practice of holding executive sessions (without management present) at every Committee meeting.

Total Compensation

        We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn reasonable pay for targeted performance, through programs that emphasize performance-based incentive compensation in the form of cash. To that end, total executive compensation is structured to ensure that there is a focus on our financial performance and shareholder return. We believe total compensation paid in 2007 was reasonable. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term incentive compensation, and certain other benefits and perquisites.

Elements of Compensation

Base Salary

        Our Compensation Committee, in consultation with our CEO, strives to establish competitive base salaries for our named executive officers (other than the CEO) as measured against similarly situated companies. When determining the amount of base salary for each of our named executive officers, our Compensation Committee considers the salaries of similarly situated personnel in similar companies. When making adjustments in base salaries, our Compensation Committee generally considers corporate financial performance and return to shareholders. In individual cases where appropriate, our Compensation Committee also considers non-financial performance measures, such as increases in market share, manufacturing efficiency gains, improvements in product quality, and improvements in relations with customers, suppliers, and employees. For 2007, Messrs. Woody, Larsen, Turner, Vroman and Hammond received increases in their base salaries of 9%, 7%, 9%, 5% and 6%, respectively. These increases were a result of our improved financial performance along with each individual’s performance, accomplishments and varied responsibilities. Base salaries of the named executive officers are reviewed annually. In 2007, base salaries paid to Messrs. Woody, Larsen, Turner, Vroman and Hammond represented 35%, 38%, 49%, 41% and 35%, respectively, of the their total compensation.

Executive Officer Incentive Plan

        Our Executive Officer Incentive Plan provides for the award of annual cash bonuses to our named executive officers. In years of strong financial performance, our named executive officers can earn cash bonuses that would be considered reasonable as compared to similarly situated companies.

        The Executive Officer Incentive Plan is intended to reinforce our corporate goals, promote achievement of certain financial goals and reward the performance of individual officers in fulfilling their personal responsibilities. Consistent with our compensation philosophy, cash bonus payments to our named executive officers are contingent upon the achievement of a specific performance target during the applicable performance period. Specific performance targets may be based on EBITDA, Return on Assets, EPS, stock price or similar criteria. Each performance target may also have a threshold, target and maximum payout level.

        For 2007, the specific performance targets for each of Messrs. Woody, Larsen, Turner, Vroman and Hammond were $58.8 million Ladish EBITDA, $58.8 million Ladish EBITDA, $5.7 million Pacific Cast Technologies EBITDA, $45.6 million Ladish Forging EBITDA and $58.8 million Ladish EBITDA, respectively.

        In addition to setting performance targets, the Compensation Committee also sets each named executive officer’s target bonus percentage amount. This amount is based on a percentage of each named executive officer’s base salary. In determining the target bonus percentage amount, our Committee considers the executive’s base salary and determines what target bonus percentage amount is required to keep the executive’s annual total cash compensation at a competitive level as compared to similarly situated companies. In addition, our Committee may also consider other various factors, including the impact an executive can have on meeting the stated performance target, previous performance, length of service to the Company and the amount of cash bonuses paid by similarly situated companies. For 2007, Messrs. Woody, Larsen, Turner, Vroman and Hammond had a target bonus percentage amount of 42%, 30%, 30%, 25% and 30%, respectively, of base salary, which equated to a targeted bonus amount of $172,000, $80,000, $61,000, $53,000 and $51,000, respectively, which was to be paid upon the achievement of the above described performance targets for each of such officers. In 2007, Messrs. Woody, Larsen, Turner, Vroman and Hammond received cash bonuses of 76%, 74%, 74%, 72% and 78% of their base salary at year-end, respectively, as all stated performance targets were exceeded. Because of the relative importance of our Executive Officer Incentive Plan to total compensation and its direct link to the achievement of specific performance targets, we believe that the Executive Officer Incentive Plan remains an important part of our compensation program. In 2007, cash bonuses paid to Messrs. Woody, Larsen, Turner, Vroman and Hammond represented 28%, 29%, 40%, 30% and 27%, respectively, of the their total compensation.

Stock Options

        We established the Stock Option Program in 1996 to promote our long-term financial success by providing for the award of equity-based incentives to key employees and other persons providing material services to us. Initially approximately forty (40) persons were granted options with five (5) persons still having exercisable options as of March 31, 2008. The Stock Option Program provides a means whereby such individuals may acquire shares of Common Stock through the grant of stock options and stock appreciation rights. In 2007, no stock options were awarded. Stock options have not been awarded since 2000.

2006 Long-Term Incentive Plan

        In 2006, the Compensation Committee approved and recommended that the full Board of Directors adopt the Long-Term Incentive Plan in recognition of the fact the Stock Option Program has no further stock options and our executives have not received any stock options since 2000. The Long-Term Incentive Plan allows the Compensation Committee to annually make discretionary awards of deferred compensation into investment accounts of designated executives and key management. These discretionary awards vest over a four (4) year period. The overall objective of the Long-Term Incentive Plan is to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in our business strategy and to provide a compensation package that recognizes individual contributions as well as overall business results. For the year ending December 31, 2007, the discretionary Long-Term Incentive Plan awards were set at 10% of base salary of Messrs. Woody, Larsen, Turner, Vroman and Hammond, respectively. As of December 31, 2007, the Rabbi Trust into which Long-Term Incentive Plan payments are made, had $302,359 in assets.

Other Benefits

        We maintain certain other plans which provide, or may provide compensation and benefits to our named executive officers. These plans are principally our pension plan, supplemental executive retirement plan, 401(k) plan and deferred compensation plan. We have elected to provide these benefits in order to attract and retain crucial talent, as well as ensuring a secure retirement for employees who contribute to our success over a sustained period of time.

        Pension Plan

        We maintain a defined benefit pension plan for all salaried employees at our main Wisconsin facility including four of the named executive officers. Compensation covered by our pension plan includes salary and up to 20% of the bonus amounts reported in the Summary Compensation Table. Bonuses earned in 2007 but paid in 2008 are considered to be compensation for 2008 for purposes of our pension plan. Upon termination of employment, the employee may receive benefits in the form of a monthly payment on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts. For more information concerning our defined benefit plan, see the discussion following the Pension Benefit Table, “Defined Benefit Plan.”

        Several of our operating business units do not have a defined benefit pension plan for the employees of those units. For certain of those employees, we have established a deferred compensation plan in lieu of a defined benefit plan. The assets in these deferred compensation plans are held in Rabbi Trusts. As of December 31, 2006 and 2007, there were $47,980 and $177,391, respectively, of assets in these Rabbi Trusts. In 2007, we contributed $13,600 into this program on behalf of Mr. Turner.

        Supplemental Retirement Agreements

        We have a supplemental executive retirement agreement with four of the five named executive officers, which supplement such officers’ retirement income. Under the agreements, such named executive officers are entitled to receive a monthly retirement for the lifetime of such officer. For more information concerning the supplemental executive retirement agreements, see the discussion following the Pension Benefit Table, “Officer Plans.”

        401(k) Plan

        The Ladish Co., Inc. Savings and Deferral Investment Plan, which has been qualified under section 401(k) of the Internal Revenue Code, provides that salaried, non-union employees with six months’ service may contribute 1% to 50% of their annual base salary to the Savings and Deferral Investment Plan and we will provide a matching contribution in an amount to be determined by the Board of Directors, currently 50% of employee contribution up to 8% of base salary. Employees’ contributions of 1% to 50% can be “before tax” contributions, “after tax” contributions or a combination of both. The employees’ contributions and our matching contribution may be placed by the employee in a fixed income fund, an equity investment fund or various combinations of each.

        Deferred Compensation

        The Elective Deferred Compensation Plan was approved by the Board of Directors during 2000 and became effective during the fourth quarter of 2000. The Elective Deferred Compensation Plan is available to management employees of the Company and its subsidiaries. Participants in the Elective Deferred Compensation Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. We do not match contributions to the Elective Deferred Compensation Plan and we do not guaranty any return on any of the investment options available to the participants in the Elective Deferred Compensation Plan. Amounts deferred under the Elective Deferred Compensation Plan are placed into a Rabbi Trust. This Rabbi Trust had assets of $1,246,973 and $1,790,335, respectively, as of December 31, 2006 and 2007.

        Perquisites

        In 2007, we provided certain perquisites as summarized below:

Company Cars for Personal Use

During 2007, Messrs. Woody, Larsen, Turner, Vroman and Hammond used our vehicles for personal travel, resulting in a benefit to the executives of $11,295, $10,322, $6,000, $13,115 and $11,287, respectively.

Life Insurance

We provide supplemental term life insurance to certain of our executives. For 2007, this benefit was valued at $2,304, $1,296, $1,826, $774 and $2,304, respectively, for Messrs. Woody, Larsen, Turner, Vroman and Hammond.

        The Summary Compensation Table sets forth for fiscal years December 31, 2007 and 2006 all compensation awarded to, earned by or paid to our Chief Executive Officer, the Principal Financial Officer and each of the other three (3) most highly compensated executive officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensa-ti	Change in Pension Value & Nonqualified Deferred Compensa-tion Earnings (1)(2)(3)	All Other Compen- sation (4)	Total
Kerry L. Woody	2007	$389,810	$41,000	--	--	$311,600	$353,146	$13,599	$1,109,155
President &	2006	$350,313	$37,500	--	--	$288,750	$199,785	$11,611	$887,959
Chief Executive Officer

Wayne E. Larsen
Vice President Law/	2007	$257,194	$26,700	--	--	$197,600	$190,591	$11,618	$683,703
Finance & Secretary	2006	$227,733	$25,000	--	--	$187,500	$108,166	$10,439	$558,838

Randy B. Turner
President - Pacific	2007	$194,385	$20,200	--	--	$157,600	$12,731	$7,826	$392,742
Cast Technologies, Inc.	2006	$182,000	$19,000	--	--	$152,000	$351	$4,203	$357,554

Gary J. Vroman
President - Ladish	2007	$203,850	$21,000	--	--	$151,200	$108,189	$13,889	$498,128
Forging, LLC	2006	$185,294	$20,000	--	--	$148,000	$56,359	$13,815	$423,468

Lawrence C. Hammond
Vice President	2007	$163,465	$17,000	--	--	$125,800	$148,960	$13,591	$468,816
Human Resources	2006	$153,271	$16,000	--	--	$120,000	$85,903	$13,771	$388,945

(1)     The 2007 change in pension value of $314,586, $165,627, $107,193 and $140,676, respectively, for Messrs. Woody, Larsen, Vroman and Hammond reflects an actuarial calculation of the annual increase in pension value resulting from an additional year of credited service for each individual.

(2)     The nonqualified deferred compensation earnings of $38,560, $24,964 and $8,284, respectively, for Messrs. Woody, Larsen and Hammond reflects earnings on income from prior periods these individuals have previously deferred into the Elective Deferred Compensation Plan.

(3)     Mr. Turner’s deferred earnings of $12,731 arise from our previous grant into Mr. Turner’s deferral account.

(4)     All other compensation primarily consists of supplemental life insurance provided to the above-listed executives along with automobile allowances.

2007 GRANTS OF PLAN-BASED AWARDS
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Kerry L. Woody	3/19/07	$123,000	$172,000	$377,200	--	--	--	--	--	--

Wayne E. Larsen	3/19/07	$66,750	$80,000	$213,600	--	--	--	--	--	--

Randy B. Turner	3/19/07	$50,750	$61,000	$162,400	--	--	--	--	--	--

Gary J. Vroman	3/19/07	$42,400	$53,000	$156,880	--	--	--	--	--	--

Lawrence C.	3/19/07	$42,500	$51,000	$136,000	--	--	--	--	--	--
Hammond

        Disclosure Regarding the Summary Compensation Table. We have structured our executive compensation program to attract and retain key employees by tying the individual’s total compensation to both our performance and the individual. We consider annual performance which is reflected in the awards under the Executive Officer Incentive Plan as well as long-term contributions which are reflected in base salary and the Long-Term Incentive Plan. Retention of key employees is addressed by separate agreements with those individuals. We have entered into employment agreements with Messrs. Woody, Larsen, Vroman and Hammond which are substantially similar in all respects. The basic agreement provides for a number of benefits all of which vest after 10 years of employment, three of which must be as an officer, and include group term life insurance, health and dental coverage and long-term disability coverage. We have a separate agreement with Mr. Turner.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Kerry L. Woody	25,000	--	--	$8.25	3/9/08	--	--	--	--

Wayne E. Larsen	--	--	--	--	--	--	--	--	--

Randy B. Turner	--	--	--	--	--	--	--	--	--

Gary J. Vroman	--	--	--	--	--	--	--	--	--

Lawrence C. Hammond	--	--	--	--	--	--	--	--	--

2007 OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Kerry L. Woody	25,000	$1,441,213	--	--

Wayne E. Larsen	--	--	--	--

Randy B. Turner	--	--	--	--

Gary J. Vroman	--	--	--	--

Lawrence C. Hammond	--	--	--	--

EQUITY COMPENSATION PLAN INFORMATION
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans	32,336	$8.57	--
approved by security holders

Equity compensation plans
not approved by security holders	--	--	--

Total	32,336	$8.57	--

PENSION BENEFITS AS OF DECEMBER 31, 2007

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Kerry L. Woody	Officer’s Plan	15.8	$1,208,753	--

Wayne E. Larsen	Officer’s Plan	21.9	$513,926	--

Randy B. Turner	--	--	--	--

Gary J. Vroman	Officer’s Plan	12.3	$312,974	--

Lawrence C. Hammond	Officer’s Plan	14.1	$537,295	--

        Defined Benefit Plan. The Ladish Co., Inc. Salaried Pension Plan (the “Pension Plan”) is a “defined benefit” pension plan generally covering salaried, non-union employees at the Cudahy, Wisconsin facility who are not covered by any other defined benefit plan to which we make contributions pursuant to a collective bargaining agreement.

        Upon reaching normal retirement at or after age 65, a participant is generally entitled to receive an annual retirement benefit for life. The Pension Plan provides alternative actuarially equivalent forms of benefit payment. Vesting under the Pension Plan occurs after five years of continued service.

        The monthly retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 1.25% of the average base salary (exclusive of bonuses or other incentive or special compensation) of the individual during the consecutive five year period of service within the ten years preceding termination of employment (or after age 45, if longer) that his/her earnings were highest multiplied by the number of years of benefit service (as defined in the plan). Monthly normal retirement benefits are payable on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts.

        The following table sets forth the annual benefits payable to a participant who qualified for normal retirement in 2007, with the specified highest average earnings during the consecutive five year period of service within the ten years prior to retirement and the specified years of benefit service:

Average Annual Earnings for Highest 5-Year Period Within	Years of Benefit Service
the 10-Years Preceding Retirement	10	15	20	25	30	40
$50,000	$6,250	$9,375	$12,500	$15,625	$18,750	$25,000

$100,000	$12,500	$18,750	$25,000	$31,250	$37,500	$50,000

$150,000	$18,750	$28,125	$37,500	$46,875	$56,250	$75,000

$200,000	$25,000	$37,500	$50,000	$62,500	$75,000	$100,000

$250,000	$31,250	$46,875	$62,500	$78,125	$93,750	$125,000

$300,000	$37,500	$56,250	$75,000	$93,750	$112,500	$150,000

        The years of benefit service for Messrs. Woody, Larsen, Vroman and Hammond as of December 31, 2007 were 32.5, 26.9, 25.6 and 27.2, respectively.

        Officer Plans. We have entered into officer agreements with seven current officers of the Company, including Messrs. Woody, Larsen, Hammond and Vroman. Each employee covered by the agreements, upon full vesting, is entitled to receive supplemental disability or retirement benefits; provided that in no event may a person’s total retirement benefits under the agreements exceed 60% of the monthly average base salary (inclusive of bonuses or other compensation) during the five calendar years immediately preceding retirement.

        The retirement benefit at the normal retirement age of at least 62 is determined pursuant to a formula as follows: 60% of the monthly average of the employee’s base salary plus any incentive compensation which does not exceed twenty percent of the base salary during the five calendar years of highest compensation over ten years immediately preceding retirement multiplied by years of service, up to 15, and divided by 15. If an employee suffers a disability (as defined in the plan), he is entitled to benefits paid under the same formula as in the preceding sentence (with his years of service calculated as if he had retired at age 62), reduced by other disability benefits paid by us or through workers’ compensation (unless he is receiving fixed statutory payments for certain bodily injuries).

        Any amount to be paid under the agreements shall be reduced by any benefit paid to an employee or his beneficiary pursuant to the pension plan. All assumptions utilized by the Pension Plan and the Officer Plans can be found in pension footnote No. 8 to our audited financial statements contained in our Annual Report on Form 10-K for the year ending December 31, 2007.

2007 NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in 2007	Registrant Contributions in 2007 (1)	Aggregate Earnings in 2007	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2007
Kerry L. Woody	$183,356	$41,000	$38,560	--	$812,752

Wayne E. Larsen	$119,469	$26,700	$24,964	--	$557,495

Randy B. Turner	--	$20,200	$(569)	--	$38,803

Gary J. Vroman	--	$21,000	$996	--	$40,999

Lawrence C. Hammond	$92,693	$17,000	$8,284	--	$228,692

(1)     These amounts are reported as compensation in the Summary Compensation Table for each of the named executive officers.

        Participants in the Elective Deferred Compensation Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. We do not match contributions to this Plan and we do not guaranty any return on any of the investment options in this Plan. Additionally, under our Long-Term Incentive Plan, the Compensation Committee made discretionary awards of deferred compensation of 10% of current base salary for each named executive officer.

        Potential Payments Upon Termination or Change-in-Control. We have entered into employment agreements with Messrs. Woody, Larsen, Hammond and Vroman which are substantially similar in all respects. The basic employment agreement provides for a number of benefits, all of which vest after ten years of employment, including group term life insurance, health and dental coverage and long-term disability coverage.

        The agreements provide that, upon the involuntary termination of the employee other than for cause, we are required to pay the employee 24 months of severance pay, determined by the employee’s base monthly salary at the time of termination. In the case of Messrs. Woody and Larsen they are entitled to 30 months of severance pay. Upon retirement at age 62, the employee will receive his normal retirement benefits. Such benefits include a monthly payment equal to 60% of the employee’s average compensation (i.e., monthly average of compensation for the five years of highest compensation over the ten years prior to retirement) multiplied by a fraction, the numerator of which is the length of service of the employee up to 15 and the denominator of which is 15. There are also provisions adjusting this calculation in the event of early retirement. Disabled employees can also be eligible for certain retirement benefits. All retirement benefits are tolled during any period of re-employment by us. Each agreement further provides that any compensation paid by us shall be reduced by any benefit paid under our salaried employees’ retirement plan. Mr. Turner has a separate agreement with us which provides for twelve months of severance pay in the event of involuntary separation other than for cause.

        Tables Summarizing Payments Following Termination. The following tables describe the potential payments upon termination. These tables assume the executives employment was terminated on December 31, 2007, the last business day of our fiscal year.

        The following table sets forth certain information relating to compensation following a termination of employment of Kerry L. Woody.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Death	Disability
Compensation:
Severance	$--	$1,025,500	$--	$--	$--
Supplemental Retirement Plan	1,208,753	1,208,753	1,208,753	1,208,753	1,208,753
Benefits and Perquisites:
Post-Termination Health Insurance (1)	357,480	357,480	357,480	223,669	357,480
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	180,000	180,000	180,000	--	180,000
Total:	$1,846,233	$2,871,233	$1,846,233	$1,632,422	$1,846,233

        The following table sets forth certain information relating to compensation following a termination of employment of Wayne E. Larsen.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Death	Disability
Compensation:
Severance	$--	$667,500	$--	$--	$--
Supplemental Retirement Plan	513,926	513,926	513,926	513,926	513,926
Benefits and Perquisites:
Post-Termination Health Insurance (1)(4)	362,229	362,229	362,229	210,006	362,229
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	177,822	177,822	177,822	--	177,822
Total:	$1,153,977	$1,821,477	$1,153,977	$923,932	$1,153,977

        The following table sets forth certain information relating to compensation following a termination of employment of Randy B. Turner.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Death	Disability
Compensation:
Severance	$--	$202,000	$--	$--	$--
Supplemental Retirement Plan	--	--	--	--	--
Benefits and Perquisites:
Post-Termination Health Insurance (1)	--	--	--	--	--
Life Insurance Proceeds (2)	380,000	380,000	380,000	380,000	380,000
Disability Benefits (3)	123,876	123,876	123,876	--	123,876
Total:	$503,876	$705,876	$503,876	$380,000	$503,876

        The following table sets forth certain information relating to compensation following a termination of employment of Gary J. Vroman.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Death	Disability
Compensation:
Severance	$--	$420,000	$--	$--	$--
Supplemental Retirement Plan	312,974	312,974	312,974	312,974	312,974
Benefits and Perquisites:
Post-Termination Health Insurance (1)	365,118	365,118	365,118	212,537	365,118
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	133,200	133,200	133,200	--	133,200
Total:	$911,292	$1,331,292	$911,292	$725,511	$911,292

        The following table sets forth certain information relating to compensation following a termination of employment of Lawrence C. Hammond.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Death	Disability
Compensation:
Severance	$--	$340,000	$--	$--	$--
Supplemental Retirement Plan	537,295	537,295	537,295	537,295	537,295
Benefits and Perquisites:
Post-Termination Health Insurance (1)(4)	287,915	287,915	287,915	181,166	287,915
Life Insurance Proceeds (2)	100,000	100,000	100,000	200,000	100,000
Disability Benefits (3)	106,560	106,560	106,560	--	106,560
Total:	$1,031,770	$1,371,770	$1,031,770	$918,461	$1,031,770

(1)     All assumptions used in the determination of these present values are the same as the assumptions used in the January 1, 2008 actuarial valuation of the postretirement medical benefits for footnote No. 8 to the audited financial statements contained in our Form 10-K for the year ending December 31, 2007.

(2)     Vested life insurance benefits under the Officer Plans for Messrs. Woody, Larsen, Vroman and Hammond provide for a $200,000 term life policy while employed and a $100,000 term life policy after employment terminates. We provide Mr. Turner with a $380,000 term life policy.

(3)     Disability insurance is provided for 66.6% of base salary up to a maximum monthly benefit of $15,000. The above figure represents an annual benefit until the age of 65.

(4)     Messrs. Larsen and Hammond do not accept medical benefits from us. This entry represents an actuarial assumption should they have received such benefits.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management, and based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into our Annual Report on Form 10-K.

Leon A. Kranz, Chairman
James C. Hill and John W. Splude

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        The members of the Compensation Committee for the full year ending December 31, 2007 were Chairman Leon A. Kranz, James C. Hill and John W. Splude. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. During the year ending December 31, 2007, Kerry L. Woody, our President and Chief Executive Officer, did not serve on the Compensation Committee. No Company insider participated on the Compensation Committee in 2007. See “Certain Relationships.”

CERTAIN RELATIONSHIPS

        We participate in a joint venture with Weber Metals, Inc., of which Leon A. Kranz, one of our directors, is also a director. We made payments of approximately $643,295 to Weber Metals, Inc. under the joint venture in the year ending December 31, 2007. Except as disclosed in this section, we had no transactions during 2007, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board has adopted policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	A "related person" means any of our directors, executive officers or nominees for director or any of their immediate family members; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

        Each of our executive officers, directors or nominees for director is required to disclose to our Chief Legal Officer certain information relating to related person transactions for review, approval or ratification. Disclosure to our Chief Legal Officer should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Chief Legal Officer’s decision whether or not to approve or ratify a related person transaction is to be made in consultation with the Audit Committee to determine that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the full Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent (10%) of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).

        Additionally, SEC regulations require that we identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To our knowledge, based on review of reports furnished to us, each individual who was required to file such a report for the calendar year ending December 31, 2007 did so in a timely manner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Grant Thornton LLP was the auditor of our financial statements for the fiscal year ended December 31, 2007. It is anticipated that representatives of Grant Thornton LLP will be present at the 2008 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 2008 Annual Meeting or submitted to them in writing before the 2008 Annual Meeting.

        Grant Thornton LLP has informed us that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

        As is customary, auditors for the current fiscal year will be appointed by the Audit Committee, ratified by a majority of the stockholders at the 2008 Annual Meeting of Stockholders and ratified by the Board of Directors at their meeting immediately following the 2008 Annual Meeting of Stockholders.

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2008. Although not required to be submitted to a stockholder vote, the Board of Directors believes it appropriate to obtain stockholder ratification of the Audit Committee’s action in appointing Grant Thornton LLP as the Company’s independent registered public accounting firm. Should such appointment not be ratified by the stockholders, the Audit Committee will reconsider the matter. The Audit Committee expects that the full Board of Directors will ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm at their first meeting after the 2008 Annual Meeting of Stockholders.

        The Board of Directors recommends that you vote IN FAVOR of Proposal 2.

OTHER MATTERS

        Management of the Company is not aware of other matters to be presented for action at the 2008 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

        Stockholders who wish to include a proposal in the proxy statement for the Company’s Annual Meeting of Stockholders for 2009 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must forward the proposal to the Secretary of the Company no later than December 4, 2008. Stockholder proposals other than pursuant to Rule 14a-8 will be considered untimely under the Company’s By-laws if received less than 45 days in advance of the Annual Meeting of Stockholders in 2009 and the Company will not be required to present such proposals at the meeting. If the Board of Directors of the Company chooses to present such a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2009 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

        Any stockholder who wishes to communicate to the entire Board of Directors of the Company, or to any individual director, may send that communication in writing to the Secretary of the Company and it will be forwarded to the appropriate member(s) of the Board of Directors. All written stockholder communications to the Board of Directors will be forwarded to the designated recipient(s).

REPORT ON FORM 10-K

        Upon the written request of any stockholder, addressed to the Secretary of the Company, the Company will provide to such stockholder, without charge, a copy of the Company’s 2007 Annual Report on Form 10-K (without exhibits), as filed with the Securities and Exchange Commission.

MISCELLANEOUS

        Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Alternatively, if shareholders at a shared address are receiving multiple copies of an annual report and/or proxy statement and wish to only receive a single copy, we will cease providing multiple copies upon written or oral request. Stockholders may notify us of their requests by calling Wayne E. Larsen at (414) 747-2611 or writing Ladish Co., Inc., 5481 S. Packard Avenue, Cudahy, Wisconsin 53110.

        It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy.

By Order of the Board of Directors

/s/ WAYNE E. LARSEN Wayne E. Larsen Secretary

April 1, 2008

PROXY

ANNUAL MEETING OF THE STOCKHOLDERS OF LADISH CO., INC.
TO BE HELD ON MAY 8, 2008

        This Proxy is being solicited by the Board of Directors of Ladish Co., Inc. (the “Company”). The undersigned hereby appoints Wayne E. Larsen and Kerry L. Woody with full power to act alone and with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of the Company, to be held on Thursday, May 8, 2008, in the Creole Meeting Room of the Wyndham Milwaukee Airport and Convention Center, 4747 South Howell Avenue, Milwaukee, Wisconsin, at 9:00 a.m., Central Daylight Time, and any adjournment or postponement thereof (the “Annual Meeting”), and to vote all shares of Common Stock of the Company held of record by the undersigned on March 31, 2008, upon any and all matters that may properly come before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any and all other matters that may properly come before the Annual Meeting and the proxy is hereby authorized to vote the shares of Common Stock represented by the proxy on matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting (although the proxy does not intend, and is not aware at this time of any intention of any other person, to make such a motion).

        This Proxy may be revoked at any time before the authority hereby granted is exercised by (i) delivering a written statement of revocation to the Secretary of the Company, (ii) submitting a later dated Proxy or (iii) attending the Annual Meeting and voting in person.

        PROPOSAL (1): To elect six (6) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

Lawrence W. Bianchi	|_| FOR	|_| WITHHOLD
James C. Hill	|_| FOR	|_| WITHHOLD
Leon A. Kranz	|_| FOR	|_| WITHHOLD
J. Robert Peart	|_| FOR	|_| WITHHOLD
John W. Splude	|_| FOR	|_| WITHHOLD
Kerry L. Woody	|_| FOR	|_| WITHHOLD

        PROPOSAL (2): To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent audit firm of Grant Thornton LLP as the independent auditors of the Company for 2008.

|_| FOR	|_| AGAINST	|_| ABSTAIN

Dated _________________________, 2008

Number of Shares:_________________

Signature

Signature, if held jointly

NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, broker or guardian please give full title as such. If a corporation, please have the corporate name signed in full by the president or other authorized officer. If a partnership, please have the partnership name signed by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.